UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 16, 2023

Commission File Number 01-13697

MOHAWK INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	52-1604305
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

160 S. Industrial Blvd., Calhoun, Georgia	30701
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (706) 629-7721

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (CFR 240.17R 240.13e-4(c))

Securities Registered Pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, $.01 par value	MHK	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02 Results of Operations and Financial Condition.

The information in this Item 2.02, including Exhibit 99.1 attached hereto, is being furnished pursuant to Item 2.02 and shall not be deemed “filed” for purpose of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

On January 16, 2023, Mohawk Industries, Inc. (the “Company”) issued a press release to report revisions to the Company’s adjusted EPS guidance for the fourth quarter 2022, which is attached to this report as Exhibit 99.1.

Item 8.01 Other Events.

On January 16, 2023, the Company announced that it has entered into an agreement with plaintiffs to resolve the previously disclosed securities class action lawsuit. The Company and certain of its executive officers were named as defendants in this lawsuit initially filed on January 3, 2020, in the United States District Court for the Northern District of Georgia (the “Securities Class Action”). The Company believes that this Securities Class Action is without merit and that it has substantive defenses to the claims of liability and damages; however, the Company has concluded that further litigation would be protracted, burdensome and expensive. In exchange for dismissal and a full release of claims against the defendants, the parties reached an agreement to settle the Securities Class Action for $60 million, of which a significant portion is covered by insurance. The settlement of the Securities Class Action is expected to be submitted for preliminary approval by the court. The settlement of this case is subject to the usual and customary final documentation, public notice, and court approval.

The Company has also successfully settled a previously disclosed dispute with the Belgian Tax Authority (“BTA”) regarding the tax treatment of royalty income arising from intellectual property. In April 2022, the BTA issued a tax assessment of approximately €187 million (including penalties but excluding interest) for the calendar years ending December 2013 through 2018. Although the Company believes its tax position in Belgium is correct, the Company entered into an agreement with the BTA on November 23, 2022, to settle the dispute for a one-time payment of €3 million.

Certain of the statements in the immediately preceding paragraphs, particularly anticipating future performance, business prospects, growth and operating strategies and similar matters and those that include the words “could,” “should,” “believes,” “anticipates,” “expects,” and “estimates,” or similar expressions constitute “forward-looking statements.” For those statements, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. There can be no assurance that the forward-looking statements will be accurate because they are based on many assumptions, which involve risks and uncertainties. The following important factors could cause future results to differ: changes in economic or industry conditions; competition; inflation and deflation in raw material prices and other input costs; inflation and deflation in consumer markets; energy costs and supply; timing and level of capital expenditures; timing and implementation of price increases for the Company’s products; impairment charges; integration of acquisitions; international operations; introduction of new products; rationalization of operations; taxes and tax reform; product and other claims; litigation; the risks and uncertainty related to the COVID-19 pandemic; and other risks identified in the Company’s SEC reports and public announcements.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1	Press release dated January 16, 2023.

104	Interactive Data File

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Mohawk Industries, Inc.

Date: January 17, 2023	By:	/s/ William W. Harkins II
William W. Harkins II

Chief Accounting Officer and Corporate Controller